EX-99.1 PRESS RELEASE ISSUED NOVEMBER 21, 2017

Seafarer Gains Federal Admiralty Judgment on Juno Beach Site

TAMPA, Fla., November 21, 2017/PRNewswire/ - Seafarer Exploration Corporation (OTCQB: SFRX), a company focused on archeologically sensitive exploration, research and recovery of historic shipwrecks is pleased to announce that Seafarer has been granted, through the United States District Court for the Southern District of Florida, a final judgment for its federal admiralty claim on the Juno Beach site.

Kyle Kennedy, CEO of Seafarer, stated, “I am very pleased to have this leg of the journey complete after 2 years of detailed legal work as requested by the Florida Bureau of Archaeological Research. While we now will file for a renewal of our recovery permit with the Bureau, the history of the continuous admiralty claims for the site gives us certain rights under Federal law. It will be exciting to receive our recovery permit and investigate the vastly undiscovered and approximately one-square-mile area in the deepest part of the site which was previously deleted from the magnetometer survey.”

Mr. Kennedy further commented, “This year we have had to face challenges due to lengthy repair issues including some damage by Hurricane Irma to the Iron Maiden, our primary investigation vessel. I feel we have replaced and rewired the entire ship during a period of time which could have been very beneficial to the company and shareholders. We will now make best use of her on days the waves permit.”

Additionally, Mr. Kennedy commented, “We have made good forward progress exploring and testing new technology to better identify buried artifacts. If anyone has a proven technology they would further like to test, please contact the company. The science and technology available today may very well eclipse what predecessors in the industry had access to. Also, I would like to thank Dr. Robert Baer who has written an archaeological research paper on our Melbourne Beach site which will inform shareholders on the history and potential of the site.” The report can be found on Facebook and Seafarer’s website.

About Seafarer Exploration:

Seafarer Exploration Corp. is a publicly traded underwater salvage and exploration company traded under the symbol SFRX. The principal business of the company is to develop the infrastructure necessary to engage in the archaeologically-sensitive research, documentation, exploration and recovery of historic shipwrecks. The company has secured multiple sites it believes contain historic and valuable shipwrecks. The company will use accepted archaeological methods to properly document, research and recover portions of the wrecks. Seafarer employs scientists and historians and is committed to preserving the cultural and historical significance of every wreck it finds. www.seafarercorp.com

Disclaimer:

The press release may include certain statements that are not descriptions of historical facts but are forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may include the description of our plans and objectives for future operations, assumptions underlying such plans and objectives, and other forward-looking terminology such as “may,” “expects,” “believes,” “anticipates,” “intends,” “projects,” or similar terms, variations of such terms or the negative of such terms. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. Such information is based upon various assumptions made by, and expectations of, our management that were reasonable when made but may prove to be incorrect. All of such assumptions are inherently subject to significant economic and competitive uncertainties and contingencies beyond our control and upon assumptions with respect to the future business decisions which are subject to change. Accordingly, there can be no assurance that actual results will meet expectation and actual results may vary (perhaps materially) from certain of the results anticipated herein.

Contact:

Kyle Kennedy

(813) 448-3577

SOURCE: Seafarer Exploration Corp.